Exhibit 99.1

Lilis Energy Announces Confirmation of Modified Debtors’ Liquidating Chapter 11 Plan

FORT WORTH, TEXAS – November 19, 2020 - Lilis Energy, Inc. (OTC: LLEXQ) (the “Company”), an exploration and development company operating in the Permian Basin of West Texas and Southeastern New Mexico, today announced that the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) entered an order on November 17, 2020, among other things, confirming the Modified Debtors’ First Amended Joint Liquidating Chapter 11 Plan (the “Plan”) which received the overwhelming support of all creditors.

The Company expects that the effective date of the Plan ( the “Effective Date”) will be on or around December 1, 2020,  assuming that all conditions precedent to the Plan’s effectiveness are satisfied or waived on or prior to such date, including the closing of the sale of substantially all of the assets of the Company and its subsidiaries pursuant to a previously disclosed Bankruptcy Court-approved purchase and sale agreement (the “Sale”). All proceeds from the Sale not distributed on the Effective Date pursuant to the Plan, and any miscellaneous assets not sold pursuant to the purchase and sale agreement or otherwise provided for in the Plan will be contributed to a liquidation trust pursuant to the Plan.

Under the Plan, the Company’s notes, instruments, certificates, credit agreements, indentures and other documents evidencing  creditor claims or equity interests, including all outstanding shares of common and preferred stock of the Company, will be cancelled as of the Effective Date. Each of the Company and its subsidiaries will be dissolved and cease to exist on the Effective Date. The Plan provides for, among other things, the distribution of the proceeds from the Sale, a global settlement between and among the Company and its key economic stakeholders, and $786,750 of cash to fund recoveries for general unsecured creditors.

Information regarding the Chapter 11 process is available for free on the website maintained by Stretto, located at https://cases.stretto.com/LilisEnergy or by calling (855) 364-4639 (Toll-Free) or (949) 266-6357 (Local).

Vinson & Elkins LLP is serving as legal advisor to the Company, Barclays Capital is serving as investment banker for the Company, and Opportune LLP is serving as restructuring advisor to the Company.

Forward-Looking Statements:

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding the Company satisfying or obtaining waivers of the conditions precedent to the effectiveness of the Plan, including conditions precedent to close the sale of substantially all of the assets of the Company and its subsidiaries and other factors. The satisfaction or obtaining waivers of these conditions precedent to effectiveness of the Plan and the closing of the sale of substantially all of the assets of Debtors are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results or timing to differ materially and adversely from those expressed or implied in the forward-looking statements Additional factors, events, or uncertainties that may emerge from time to time, or those that the Company currently deems to be immaterial, could cause its actual results to differ, and it is not possible for the Company to predict all of them. The Company makes forward-looking statements based on currently available information, and it assumes no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this report, whether as a result of new information, future events or otherwise, except as required by law.